                                                                   EXHIBIT 10.10

                                COMMERCIAL LEASE
                                 HAWTHORNE NORTH
                               435 NEWBURY STREET
                            SUITES 206 208, 210 & 212
                                DANVERS, MA 01923

      1.    PARTIES

Hawthorne North Realty Trust
435 Newbury Street
Danvers, MA  01923
LESSOR, which expression shall include its, heirs, successors, and assigns where the context so admits does hereby lease to:

Medwave, Inc.
435 Newbury Street Suites 206, 208, 210 & 212
Danvers, MA  01923
LESSEE, which expression shall include its successors, executors, administrators, and assigns where the context so admits, and the LESSEE hereby leases the following described premises:

      2.    PREMISES

Suites 206, 208, 210 & 212, containing approximately 3,548 gross square feet of space, located at "Hawthorne North having the address of Suites 206, 206, 210 & 212, 435 Newbury Street, Danvers, MA 01923; together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said leased premises, and lavatories nearest thereto.

Normal business hours are 8:00 a.m. to 5:00 p.m. Monday thru Friday.

      3.    TERM

The term of this lease shall be for 3 YEAR(S) commencing on MAY 1, 2004, and ending on APRIL 30, 2007.

      4.    RENT

The LESSEE shall pay to the LESSOR fixed rent according to the following schedule, payable in advance in monthly installments, subject to proration in the case of any partial calendar month. The obligation to pay rent and other charges to the landlord is independent of any obligations the landlord has under this lease. All rent shall be payable on the first day of each and every month, without offset or deduction. RENT PAYABLE AS FOLLOWS:

                                                 RATE     MONTHLY    ANNUALLY
                                                -----------------------------
YEAR 1:   MAY 1, 2004 TO APRIL 30, 2005         $15.79   $4,670.00  $56,040.00
YEAR 2:   MAY 1, 2005 TO APRIL 30, 2006         $16.26   $4,808.00  $57,696.00
YEAR 3:   MAY 1, 2006 TO APRIL 30, 2007         $16.75   $4,952.00  $59,424.00

      5.    SECURITY DEPOSIT/ADVANCE RENT

Upon the execution of this lease, the LESSEE ill have paid to the LESSOR the amount of $2,200.00 dollars, which shall be held as a Security Deposit for the LESSEE'S performance as herein provided and refunded to the LESSEE at the end of this lease, without interest, subject to the LESSEE'S satisfactory compliance with the conditions hereof.

      6.    RENT ADJUSTMENTS

      7.    UTILITIES

The LESSEE shall pay, as they become due all bills for electricity and other utilities (whether they are used for furnishing heat or other purposes) that are furnished to the leased premises and presently separately metered, and all bills for fuel furnished to a separate tank servicing the leased premises exclusively. The LESSOR agrees to provide all other utility service and to furnish reasonably hot and cold water and reasonable heat and air conditioning (except to the extent that the same are furnished through separately metered utilities or separate fuel tanks as set forth above) to the leased premises, hallways, stairways, elevators, and lavatories during normal business hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which that they are usually obtained for said building, or to any cause beyond the LESSOR'S control. LESSEE to pay for service maintenance of HVAC twice per year (Spring & Fall), $150.00 annually, per unit for a total of $600.00 per year (4 units). A late charge of 5% will be imposed after 10 days from date of billing.

LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE'S sole obligation, provided that such installation shall be subject to the written consent of the LESSOR.

      8.    USE OF LEASED PREMISES

The LESSEE shall use the leased premises only for the purpose of operating a professional office and conducting professional business related services. All other proposed uses shall be subject to the written consent of the LESSOR and LESSOR shall have sole and complete discretion to give or withhold such consent.

      9.    COMPLIANCE WITH LAWS

The LESSEE acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy, or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated. Without limiting the generality of the foregoing (a) the LESSEE shall not bring or permit to be brought or kept in or on the leased premises or elsewhere on the LESSOR'S property any hazardous, toxic, inflammable, combustible or explosive fluid, material, chemical or substance, including without limitation any item defined as hazardous pursuant to Chapter 21E of the Massachusetts General Laws; and (b) the LESSEE shall be responsible for compliance with requirements imposed by the Americans with Disabilities Act relative to the layout of the leased premises and any work performed by the LESSEE therein.

      10.   FIRE INSURANCE

The LESSEE shall not permit any use of the leased premises which will make void any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE'S use of the premises.

      11.   MAINTENANCE

            (a)   LESSEE'S OBLIGATION

The LESSEE agrees to maintain the leased premises in good condition, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging that the leased premises are in now good order and the glass whole. The LESSEE shall not permit the leased premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall not bring or permit to be brought or kept in, or on the leased premises, or elsewhere on the LESSOR'S property, any pets or animals. It is the responsibility of the tenant to replace light bulbs within leased premises.

            (b)   LESSOR'S OBLIGATIONS

The LESSOR agrees to maintain the structure of the building of which the leased premises are a part in the same condition as it is at the commencement of the term or as it may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the LESSEE or those whose conduct the LESSEE is legally responsible.

      12.   ALTERATIONS I ADDITIONS

The LESSEE shall not make structural alterations or additions to the leased premises, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE'S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claim to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

      13.   ASSIGNMENT I SUBLEASING

The LESSEE shall not assign or sublet the whole or part of the leased premises without LESSOR'S prior written consent. In the event of a sublease, LESSEE must pursue market rate rents. If such rents exceed the existing lease terms, then seventy-five percent (75%) of the excess in addition to the required lease payment will be due to the LESSOR. Under no circumstance can the rents be below existing lease terms. The LESSOR must duly sign and authorize any sub-lease. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease.

      14.   SUBORDINATION

This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

      15.   LESSOR'S ACCESS - HOLD HARMLESS

The LESSOR or agents of the LESSOR may, at reasonable times, enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the leased premises to others, and at any time within six (6) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation. LESSOR will be held harmless if premises have not been timely vacated by present tenant. LESSOR will make every effort to provide premises at the commencement date of this lease.

      16.   INDEMNIFICATION AND LIABILITY

The LESSEE shall save the LESSOR harmless from all loss and damage occasioned by anything occurring on the leased premises unless caused by the negligence or misconduct of the LESSOR, and from all loss and damage wherever occurring occasioned by any omission, fault, neglect or other misconduct of the LESSEE. The removal of snow and ice from the sidewalks bordering upon the leased premises shall be the LESSOR'S responsibility.

      17.   LESSEE'S LIABILITY INSURANCE

The LESSEE shall maintain with respect to the leased premises and the property of which the leased premises are a part comprehensive public liability insurance in the amount of $1,000,000 with property damage insurance in limits of $1,000,000 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as the LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days before the expiration of any such policies. All such insurance certificates shall provide that policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

      18.   FIRE I CASUALTY I EMINENT DOMAIN

Should a substantial portion of the leased premises or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

(a) The LESSOR fails to give written notice within thirty (30) days of intention to restore leased premises, or

(b) The LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking.

The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE'S fixtures, property, or equipment.

      19.   DEFAULT AND BANKRUPTCY

In the event that:

(a) The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after written notice thereof; or

(b) The Lessee shall default in the observance or performance of any other of the LESSEE'S covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

(c) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE'S property for the benefit of creditors, then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE'S effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments, which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE'S part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of eighteen percent (18%) per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

      20.   NOTICE

Any notice from the LESSOR to the LESSEE relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if left at the leased premises addressed to the LESSEE, or if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the leased premises or the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the LESSEE:                           If to the LESSOR:

Medwave, Inc.                               Hawthorne North Realty Trust
435 Newbury Street, Suite 206               435 Newbury Street, Suite 213
Danvers, MA  01923                          Danvers, MA  01923

All rent shall made payable to Hawthorne North Realty Trust

      21.   SURRENDER

The LESSEE shall at the expiration or other termination of this lease remove all LESSEE'S goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises). LESSEE shall deliver to the LESSOR the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in good condition, damage by fire or other casualty only excepted. In the event of the LESSEE'S failure to remove any of LESSEE'S property from the premises, LESSOR is hereby authorized, without liability to the LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE'S expense, or to retain same under LESSOR'S control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

      22.   BROKERAGE

The Broker(s) named herein Kilborn Property Consultants, Inc. warrant(s) that he, she (they) is (are) duly licensed as such by the Commonwealth of Massachusetts, and join(s) in this agreement and become(s) a party hereto, insofar as any provisions of this agreement expressly apply to him, her (them), and to any amendments or modifications of such provisions to which he, she
(they) agree(s) in writing. LESSOR agrees to pay the above-named Broker upon the term commencement date a fee for professional services. The LESSEE warrants and represents that it has dealt with no other broker entitled to claim a commission in connection with this transaction and shall indemnify the LESSOR from and against any such claim, including without limitation reasonable attorneys' fees incurred by the LESSOR in connection therewith.

      23.   CONDITION OF PREMISES

Except as may be otherwise expressly set forth herein, the LESSEE shall accept the leased premises "as is" in their condition as of the commencement of this lease, and the LESSOR shall be obligated to perform no work whatsoever in order to prepare the leased premises for occupancy by the LESSEE.

      24.   FORCE MAJEURE

In the event that the LESSOR is prevented or delayed from making any repairs or performing any other covenant hereunder by reason of any cause reasonably beyond the control of the LESSOR, the LESSOR shall not be liable to the LESSEE therefore nor, except as expressly otherwise provided in case of casualty or taking, shall the LESSEE be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim by LESSEE that such failure constitutes actual or constructive eviction from the leased premises or any part thereof.

      25.   LATE CHARGE

If rent or any other sum payable hereunder remains outstanding by 2:00 p.m. EST on the tenth (10th) day of the month, the LESSEE shall pay to the LESSOR a late charge equal to five percent (5.00%) of the amount due for each month or portion thereof during which the arrearage continues.

      26.   LIABILITY OF OWNER

No owner of the property of which the leased premises are a part shall be liable hereunder except for breaches of the LESSOR'S obligations occurring during the period of such ownership. The obligations of the LESSOR shall be binding upon the LESSOR'S interest in said property, but not upon other assets of the LESSOR, and no individual partner, agent, trustee, stockholder, officer, director, employee or beneficiary of the LESSOR shall be personally liable for performance of the LESSOR'S obligations hereunder.

      27.   ENFORCEMENT

If any one provision of this lease is considered unenforceable, this will not affect the remaining terms and conditions of this lease.

      28.   COMPLIANCE

If any term or condition of this lease is not promptly complied with upon written request, any legal fees incurred as a result of the non compliance will be the responsibility of the LESSEE.

      29.   SIGNAGE

LESSEE shall obtain written consent of LESSOR before erecting any signage on the premises.

30.   OTHER PROVISIONS

It is also understood and agreed that this lease supercedes and replaces the existing lease dated December 20, 2001 between Hawthorne North Realty Trust and Medwave, Inc. for suites 206-208.

LESSOR agrees to replace stained and broken ceiling tiles.

      IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this 13th day of ________________________, 2004.

_______________________________________________
LESSEE                                    DATE
Medwave, Inc.
Timothy O'Malley, President

_______________________________________________
LESSOR                                    DATE
Hawthorne North Realty Trust
Elio DiBiase, Trustee

_______________________________________________
BROKER
Becky Kilborn
Kilborn Property Consultants, Inc.